SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

AirNet Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28217	59-3218138
(Commission File Number)	(IRS Employer Identification No.)

3950 Dow Road, Melbourne, Florida 32934

(Address of Principal Executive Offices) (Zip Code)

(321) 953-6600

(Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events

On April 26, 2004, the Registrant announced that it has completed the sale of $5.5 million of Common Stock and Warrants to purchase Common Stock. The Company and the Investors signed the Registration Rights Agreement, dated April 23, 2004, which is attached hereto as Exhibit 10.1, and Warrants, dated April 23, 2004, were issued to the Investors and the Company’s placement agent in the form of Warrant attached hereto as Exhibit 10.2.

A press release dated April 26, 2004 announcing the closing of this transaction is also attached hereto as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

Exhibit Number	Exhibit Title

10.1	Registration Rights Agreement dated April 23, 2004

10.2	Form of Warrant

99.1	Press Release dated April 26, 2004

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirNet Communications Corporation

By:	/s/ Stuart P. Dawley

Stuart P. Dawley
Vice President, General Counsel & Secretary

Date: April 26, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Registration Rights Agreement dated April 23, 2004

10.2	Form of Warrant

99.1	Press Release dated April 26, 2004